UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2025

NETCAPITAL INC.

(Exact name of registrant as specified in charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 925-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2025, Netcapital, Inc. (the “Company”) entered into inducement offer letter agreements (the “Inducement Letters”) with certain investors (the “Participating Holders”) that hold certain outstanding warrants to purchase up to an aggregate of 79,558 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), originally issued to the Participating Holders in December 2023 and May 2024 (the “Existing Warrants”). The Existing Warrants had an exercise price of $8.74 per share.

Pursuant to the Inducement Letters, the Participating Holders agreed to exercise for cash the Existing Warrants at a reduced exercise price of $1.80 per share in partial consideration for the Company’s agreement to issue in a private placement (x) new Series A-7 Common Stock purchase warrants (the “New Series A-7 Warrants”) to purchase up to 79,558 shares of Common Stock (the “New Series A-7 Warrant Shares”) and (y) new Series A-8 Common Stock Purchase Warrants (the “New Series A-8 Warrants” and, together with the New Series A-7 Warrants, the “New Warrants”) to purchase up to 79,558 shares of Common Stock (the “New Series A-7 Warrant Shares” and, together with the New Series A-8 Warrant Shares, the “New Warrant Shares”). The New Warrants are exercisable beginning on September 5, 2025 (the “Initial Exercise Date”) with such warrants expiring on (i) the five year anniversary of the Initial Exercise Date for the Series A-7 Warrants and (ii) the eighteen month anniversary of the Initial Exercise Date for the Series A-8 Warrants.

The closing of the transactions contemplated pursuant to the Inducement Letters occurred on March 6, 2025 (the “Closing Date”). The Company received aggregate gross proceeds of approximately $143,000 from the exercise of the Existing Warrants by the Participating Holders, before deducting nominal miscellaneous expenses payable by the Company. There were no placement agent fees. The Company intends to use the net proceeds for general corporate purposes.

The original sale or resale of the shares of Common Stock underlying the Existing Warrants have been registered pursuant to an existing registration statement on Form S-1, as amended (File Nos. 333-282590) declared effective by the Securities and Exchange Commission on December 20, 2024.

Terms of the New Warrants

Duration and Exercise Price

Each New Warrant has an exercise price equal to $2.03 per share. The New Warrants are not exercisable until the Initial Exercise Date, and the New Warrants expire on the (i) 5-year anniversary of the Initial Exercise Date for the Series A-7 Warrants and (ii) the eighteen month anniversary of the Initial Exercise Date for the Series A-8 Warrants. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the Common Stock and the exercise price.

Exercisability

The New Warrants are exercisable, at the option of each holder, respectively, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise discussed below). A holder may not exercise any portion of their New Warrants to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock after exercising their New Warrants as applicable, up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants provided that any increase will not be effective until 61 days following notice to the Company.

Cashless Exercise

If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares by the holder, under the Securities Act of 1933, as amended (the “Securities Act”), is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of Common Stock determined according to a formula set forth in the New Warrants.

Rights as a Stockholder

Except as otherwise provided in the New Warrant, or by virtue of the holder’s ownership of shares of Common Stock, such holder does not have the rights or privileges of a holder of Common Stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants provide that the holders of the New Warrants have the right to participate in certain distributions or dividends paid on shares of Common Stock.

Fundamental Transactions

If at any time the New Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions, effects a Fundamental Transaction (as defined in the New Warrants), a holder of New Warrants is entitled to receive the number of shares of Common stock of the successor or acquiring corporation, or of the Company if the Company is the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by such holder of the number of shares of Common Stock for which the New Warrants are exercisable immediately prior to the Fundamental Transaction. As an alternative, the holder, at their option, in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), cause the Company to purchase the unexercised portion of the New Warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the New Warrants) of the remaining unexercised portion of the New Warrants on the date of the consummation of such Fundamental Transaction.

Waivers and Amendments

The New Warrants may be modified or amended, or the provisions of the New Warrants waived, with the Company’s and the holder’s written consent.

The forms of the Inducement Letter, the New Series A-7 Warrant, New Series A-8 Warrant are attached as Exhibits 10.1, 4.1, and 4.2, respectively. The descriptions of the terms of the Inducement Letter, the New Series A-7 Warrant, and the New Series A-8 Warrant are not intended to be complete and are qualified in their entirety by reference to such exhibits. The Inducement Letters contain customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02	Unregistered Sales of Equity Securities

The offer and sale of the New Warrants and the New Warrant Shares have not been registered under the Securities Act and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act.

The descriptions of the New Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 3.03	Material Modifications of Rights to Security Holders

On March 5, 2025, the board of the directors of the Company agreed to reduce the exercise price for the Existing Warrants to $1.80 per share.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Form of New Series A-7 Warrant
4.2	Form of New Series A-8 Warrant
10.1	Form of Inducement Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Netcapital Inc. (Registrant)

March 10, 2025	By:	/s/ Martin Kay
	Name:	Martin Kay
	Title:	Chief Executive Officer

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